                                 AMENDED AND RESTATED
                                   LOAN AGREEMENT


                                       Between


                              ZIONS FIRST NATIONAL BANK
                                        Lender


                                         and


                             MERIT MEDICAL SYSTEMS, INC.
                                 MERIT HOLDINGS, INC.
                              SENTIR SEMICONDUCTOR, INC.
                                      Borrowers


                           Effective Date: August 11, 1999

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----
Article 1 - Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . 1

Article 2 - Loan Description . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 2.1.  Amount of Loan. . . . . . . . . . . . . . . . . . . . . . . 4
     Section 2.2.  Nature and Duration of Loan . . . . . . . . . . . . . . . . 4
     Section 2.3.  Promissory Note . . . . . . . . . . . . . . . . . . . . . . 4
     Section 2.4.  Prepayment of Loan. . . . . . . . . . . . . . . . . . . . . 5
     Section 2.5.  Limitations on Advances . . . . . . . . . . . . . . . . . . 5
     Section 2.6.  Notice and Manner of Borrowing. . . . . . . . . . . . . . . 5
     Section 2.7.  Loan Fee. . . . . . . . . . . . . . . . . . . . . . . . . . 5

Article 3 - Security for Loan. . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 3.1.  Collateral. . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 3.2.  Security for Obligations Under Loan Agreement . . . . . . . 6
     Section 3.3.  Perfection of Security Interest . . . . . . . . . . . . . . 6
     Section 3.4.  Release of Lender as Condition to Lien Termination. . . . . 6

Article 4 - Conditions to Loan Disbursements . . . . . . . . . . . . . . . . . 6
     Section 4.1.  Conditions to Loan Disbursements. . . . . . . . . . . . . . 6
     Section 4.2.  No Default, Adverse Change, False or Misleading
          Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Article 5 - Representations and Warranties . . . . . . . . . . . . . . . . . . 7
     Section 5.1.  Organization and Qualification. . . . . . . . . . . . . . . 7
     Section 5.2.  Authorization . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 5.3.  No Governmental Approval Necessary. . . . . . . . . . . . . 9
     Section 5.4.  Accuracy of Financial Statements. . . . . . . . . . . . . . 9
     Section 5.5.  No Pending or Threatened Litigation . . . . . . . . . . . . 9
     Section 5.6.  Full and Accurate Disclosure. . . . . . . . . . . . . . . .10
     Section 5.7.  Compliance With ERISA . . . . . . . . . . . . . . . . . . .10
     Section 5.8.  Compliance With All Other Applicable Law. . . . . . . . . .11
     Section 5.9.  Environmental Representations and Warranties. . . . . . . .11
     Section 5.10. Operation of Business . . . . . . . . . . . . . . . . . . .11
     Section 5.11. Payment of Taxes. . . . . . . . . . . . . . . . . . . . . .11

Article 6 - Borrowers' Covenants . . . . . . . . . . . . . . . . . . . . . . .11

                                       i

     Section 6.1.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .12
     Section 6.2.  Continued Compliance With ERISA . . . . . . . . . . . . . .12
     Section 6.3.  Continued Compliance With Applicable Law. . . . . . . . . .12
     Section 6.4.  Prior Consent for Amendment or Change . . . . . . . . . . .12
     Section 6.5.  Payment of Taxes and Obligations. . . . . . . . . . . . . .12
     Section 6.6.  Financial Statements and Reports. . . . . . . . . . . . . .13
     Section 6.7.  Financial Covenants . . . . . . . . . . . . . . . . . . . .13
     Section 6.8.  Restriction on Acquisitions . . . . . . . . . . . . . . . .14
     Section 6.9.  Negative Pledge . . . . . . . . . . . . . . . . . . . . . .14
     Section 6.10.  Mergers, Consolidations, and Purchase and Sale of
          Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     Section 6.11.  Dividends and Loans. . . . . . . . . . . . . . . . . . . .15
     Section 6.13.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . .16
     Section 6.14. Inspection. . . . . . . . . . . . . . . . . . . . . . . . .16
     Section 6.15. Operation of Business . . . . . . . . . . . . . . . . . . .16
     Section 6.16. Maintenance of Records and Properties . . . . . . . . . . .16
     Section 6.17. Notice of Claims. . . . . . . . . . . . . . . . . . . . . .17
     Section 6.18. Environmental Covenants . . . . . . . . . . . . . . . . . .17

Article  7 - Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Section 7.1.  Events of Default . . . . . . . . . . . . . . . . . . . . .18
     Section 7.2.  No Waiver of Event of Default . . . . . . . . . . . . . . .19

Article  8 - Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     Section 8.1.  Remedies upon Event of Default. . . . . . . . . . . . . . .19
     Section 8.2.  Rights and Remedies Cumulative. . . . . . . . . . . . . . .19
     Section 8.3.  No Waiver of Rights . . . . . . . . . . . . . . . . . . . .20

Article  9 - General Provisions. . . . . . . . . . . . . . . . . . . . . . . .20
     Section 9.1.  Governing Agreement . . . . . . . . . . . . . . . . . . . .20
     Section 9.2.  Borrowers' Obligations Cumulative . . . . . . . . . . . . .20
     Section 9.3.  Payment of Expenses and Attorney's Fees . . . . . . . . . .20
     Section 9.4.  Right to Perform for Borrowers. . . . . . . . . . . . . . .21
     Section 9.5.  Assignability . . . . . . . . . . . . . . . . . . . . . . .21
     Section 9.6.  Third Party Beneficiaries . . . . . . . . . . . . . . . . .21
     Section 9.7.  Governing Law . . . . . . . . . . . . . . . . . . . . . . .21
     Section 9.8.  Severability of Invalid Provisions. . . . . . . . . . . . .21
     Section 9.9.  Interpretation of Loan Agreement. . . . . . . . . . . . . .22
     Section 9.10. Survival and Binding Effect of Representations,
          Warranties, and Covenants. . . . . . . . . . . . . . . . . . . . . .22
     Section 9.11. Indemnification . . . . . . . . . . . . . . . . . . . . . .22
     Section 9.12. Environmental Indemnification . . . . . . . . . . . . . . .22
     Section 9.13. Interest on Expenses and Indemnification, Collateral,
          Order of Application . . . . . . . . . . . . . . . . . . . . . . . .23
     Section 9.14. Limitation of Consequential Damages . . . . . . . . . . . .23

                                      ii

     Section 9.15. Waiver and Release of Claims. . . . . . . . . . . . . . . .23
     Section 9.16. Revival Clause. . . . . . . . . . . . . . . . . . . . . . .24
     Section 9.17. Arbitration . . . . . . . . . . . . . . . . . . . . . . . .24
     Section 9.18. Notices . . . . . . . . . . . . . . . . . . . . . . . . . .26
     Section 9.19.Duplicate Originals. . . . . . . . . . . . . . . . . . . . .27
     Section 9.20. Amendment and Restatement . . . . . . . . . . . . . . . . .28
     Section 9.21. Integrated Agreement and Subsequent Amendment . . . . . . .28

EXHIBITS

Exhibit A - Promissory Note

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT


     This Amended and Restated Loan Agreement is made and entered into by and between Zions First National Bank (hereinafter "Lender") and Merit Medical Systems, Inc., a Utah corporation ("Merit Medical"), Merit Holdings, Inc., a Utah corporation ("Merit Holdings"), and Sentir Semiconductor, Inc., a Utah corporation ("Sentir") (Merit Medical, Merit Holdings and Sentir are collectively called the "Borrowers").

     Lender and Borrowers have entered into a Loan Agreement dated October 10, 1995 (as previously amended, the "Original Loan Agreement"). Lender and Borrowers desire to amend and restate the Original Loan Agreement in the form of this Amended and Restated Loan Agreement.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrowers agree as follows:

                            ARTICLE 1 - DEFINITIONS

SECTION 1.1.  DEFINITIONS

     Terms defined in the singular shall have the same meaning when used in the plural and vice versa. As used herein, the term:

     "Banking Business Day" means any day not a Saturday, Sunday, legal holiday in the State of Utah, or day on which national banks in the State of Utah are authorized to close.

     "Borrowing Base" means the sum of (a) 75% of the net book value, as determined by Lender, of all accounts receivable of Borrowers in which Lender has a first priority, fully perfected security interest, (b) 45% of the net book value, as determined by Lender, of all inventory of Borrowers in which Lender has a first priority, fully perfected security interest, (c) 70% of the appraised value, acceptable to Lender, of all real property of Borrowers in which Lender has a first priority, fully perfected lien, (d) 70% of the appraised value, acceptable to Lender, of all equipment of Borrowers in which Lender has a first priority, fully perfected security interest, and (e) (i) 55% of the net book value, as determined by Lender, of all equipment of Borrowers for which there is not an appraisal acceptable to Lender and in which Lender has a fully perfected security interest minus (ii) the outstanding principal amount owing by Borrowers in respect of all such equipment which is subject to a security interest superior to the security interest of Lender in such equipment.

     "Collateral" shall have the meaning set forth in Section 3.1 COLLATERAL.

     "Computation Period" means any period of four consecutive fiscal quarters of Merit Medical ending on the last day of a fiscal quarter.

     "EBITDA" means, for any Computation Period, consolidated earnings of Merit Medical before interest, taxes, depreciation, and amortization; earnings, interest, taxes, depreciation, and amortization shall have the meanings used in accordance with generally accepted accounting principles consistent with those used in the preparation of the financial statements previously submitted to Lender by Borrowers. For purposes of calculating EBITDA, if Merit Medical has made an acquisition during the Computation Period for which the calculation is to be made, such calculation shall be made as if such acquisition had occurred on the first day of such Computation
 Period.

     "Effective Date" shall mean the date the parties intend this Loan Agreement to become binding and enforceable, which is the date stated at the conclusion of this Loan Agreement.

     "Environmental Condition" shall mean any condition involving or relating to Hazardous Materials and/or the environment affecting the Real Property, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order, or liability to or against Borrowers or Lender by any third party (including, without limitation, any government entity), including, without limitation, any condition resulting from the operation of any Borrower's business and/or operations in the vicinity of the Real Property and/or any activity or operation formerly conducted by any person or entity on or off the Real Property.

     "Environmental Health and Safety Law" shall mean any legal requirement that requires or relates to:

          a. advising appropriate authorities, employees, and the public of intended or actual releases of Hazardous Materials, violations of discharge limits or other prohibitions, and of the commencement of activities, such as resource extraction or construction, that do or could have significant impact on the environment;

          b. preventing or reducing to acceptable levels the release of Hazardous Materials;

          c. reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          d. assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

          e.   protecting resources, species, or ecological amenities;

          f. use, storage, transportation, sale, or transfer of Hazardous Materials or other potentially harmful substances;

          g. cleaning up Hazardous Materials that have been released, preventing the threat of release, and/or paying the costs of such clean up or prevention; or

          h. making responsible parties pay for damages done to the health of others or the environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "Event of Default" has the meaning set forth in Section 7.1 EVENTS OF DEFAULT.

     "Facility Amount" means twenty-eight million dollars ($28,000,000.00) as such amount is reduced by two hundred fifty thousand dollars ($250,000.00) on the last day of each quarter commencing with the quarter ending March 31, 2001.

     "Hazardous Materials" means (i) "hazardous waste" as defined by the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et. seq.), including any future amendments thereto, and regulations promulgated thereunder, and as the term may be defined by any contemporary state counterpart to such act; (ii) "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et. seq.), including any future amendments thereto, and regulations promulgated thereunder, and as the term may be defined by any contemporary state counterpart of such act; (iii) asbestos; (iv) polychlorinated biphenyls; (v) underground or above ground storage tanks, whether empty or filled or partially filled with any substance; (vi) any substance the presence of which is or becomes prohibited by any federal, state, or local law, ordinance, rule, or regulation; and (vii) any substance which under any federal, state, or local law, ordinance, rule or regulation requires special handling or notification in its collection, storage, treatment, transportation, use or disposal.

     "Loan" means the loan to be made pursuant to Article 2 LOAN DESCRIPTION.

     "Loan Agreement" means this agreement, together with any exhibits, amendments, addendums, and modifications.

     "Organizational Documents" means, in the case of a corporation, its Articles of Incorporation and By-Laws; in the case of a general partnership, its Articles of Partnership; in the case of a limited partnership, its Articles of Limited Partnership; in the case of a limited liability company, its Articles of Organization and Operating Agreement, if any; in the case of a limited liability partnership, its Articles of Limited Liability Partnership; and all amendments, modifications, and changes to any of the foregoing which are currently in effect.

     "Performance Pricing Ratio" means the ratio of (a) borrowed debt of Borrowers as of the last day of the Computation Period most recently ended to
(b) EBITDA for the Computation Period most recently ended.

     "Promissory Note" means the promissory note to be executed by Borrowers pursuant to Section 2.3 PROMISSORY NOTE in the form of Exhibit A hereto, which is incorporated herein by reference, and any and all renewals, extensions, modifications, and replacements thereof.

     "Real Property" means any and all real property or improvements thereon owned or leased by Borrowers or in which Borrowers have any other interest of any nature whatsoever.

     "Reducing Available Borrowing Base" has the meaning set forth in Section
2.5 LIMITATIONS OR ADVANCES.

     "Security Documents" means all security agreements, assignments, pledges, deeds of trust, mortgages, and other documents which create or evidence any security interest, assignment, lien or other encumbrance in favor of Lender to secure any or all of the obligations created or contemplated by this Loan Agreement, the Promissory Note, the Security Documents, or any other agreements, documents, obligations, and transactions contemplated by this Loan Agreement.

                          ARTICLE 2 - LOAN DESCRIPTION

SECTION 2.1.  AMOUNT OF LOAN

     Upon fulfillment of all conditions precedent set forth in this Loan Agreement, and so long as no Event of Default exists, and no other breach has occurred under this Loan Agreement or any Security Documents, Lender agrees to loan Borrowers an amount equal to the Facility Amount.

SECTION 2.2.  NATURE AND DURATION OF LOAN

     The Loan shall be a reducing revolving loan payable in full upon the date and upon the terms and conditions provided in the Promissory Note. Lender and Borrowers intend the Loan to be in the nature of a line of credit under which Borrowers may repeatedly draw funds on a revolving basis in accordance with the terms and conditions of this Loan Agreement and the Promissory Note. The right of Borrowers to draw funds and the obligation of Lender to advance funds shall not accrue until all of the conditions set forth in Article 4 CONDITIONS TO LOAN DISBURSEMENTS have been fully satisfied, and shall terminate: (a) upon occurrence of an Event of Default or (b)upon maturity of the Promissory Note, unless the Promissory Note is renewed or extended by Lender, in which case such termination shall occur upon the maturity of the final renewal or extension of the Promissory Note. Upon such termination, any and all amounts owing to Lender pursuant to the Promissory Note and this Loan Agreement shall thereupon be due and payable in full.

SECTION 2.3.  PROMISSORY NOTE

     The Loan shall be evidenced by the Promissory Note of Borrowers to Lender. The Promissory Note shall be executed and delivered to Lender upon execution and delivery of this Loan Agreement. Proceeds of the Promissory Note may be disbursed by Lender by wire transfer.

SECTION 2.4.  PREPAYMENT OF LOAN

     Borrowers may prepay all or any portion of the Loan at any time, subject to any prepayment penalty set forth in the Promissory Note. Any prepayment received by Lender after 2:00 p.m. mountain standard or daylight time (whichever is in effect on the date the prepayment is received) shall be deemed received on the following Banking Business Day.

SECTION 2.5.  LIMITATIONS ON ADVANCES

     Notwithstanding anything to the contrary in this Loan Agreement or the Promissory Note, no advances shall be made on the Loan under the Promissory
Note if, after making the requested advance, the total, principal amount of all advances outstanding will exceed the lesser of the following (the "Reducing Available Borrowing Base"):

     (i)   the Facility Amount,

     (ii) an amount equal to (a) 3.5 times EBITDA for the Computation Period most recently ended less (b) other borrowed debt of Borrowers, and

     (iii) the Borrowing Base.

     Borrowers will at all times maintain personal and real property so that the total, aggregate, principal amount of all advances at any time outstanding and unpaid shall be in compliance with this formula. If at any time the total, aggregate, principal amount of all such advances outstanding and unpaid exceeds the amount allowable under this formula, Borrowers shall immediately make payment to Lender in a sufficient amount to bring the amount of such advances back into formula.

SECTION 2.6.  NOTICE AND MANNER OF BORROWING

     Borrowers shall give Lender same day notice of any advances requested under the Promissory Note.

SECTION 2.7.  LOAN FEE

     Borrowers shall pay to Lender a fee for the Loan for so long as this Loan Agreement is in effect. The loan fee shall be an amount equal to three hundred seventy-five thousandths percent (.375%) per annum of the unused portion of the Loan, calculated on the average unused portion of the Loan for each calendar quarter. The loan fee shall be payable quarterly, in arrears, and shall be due upon receipt of a statement therefor from Lender.

                           ARTICLE 3 - SECURITY FOR LOAN

SECTION 3.1.  COLLATERAL

     The Loan and Promissory Note shall be secured by such collateral as and to the extent provided in the Security Documents (the "Collateral"), which shall include, without limitation, the following:

           a. A security interest in all accounts receivable, inventory, equipment, general intangibles, and patents of Borrowers.

           b. A deed of trust upon real property of Merit Medical located in Salt Lake County, Utah.

SECTION 3.2.  SECURITY FOR OBLIGATIONS UNDER LOAN AGREEMENT

     All obligations of Borrowers under this Loan Agreement are secured by the Collateral.

SECTION 3.3.  PERFECTION OF SECURITY INTEREST

     Borrowers agree to execute and deliver any financing statements and other documents (properly endorsed, if necessary) reasonably requested by Lender for perfection or enforcement of any security interest or lien, and to give good faith, diligent cooperation to Lender, and to perform such other acts reasonably requested by Lender for perfection and enforcement of any security interest or lien. Lender is authorized to file, record, or otherwise utilize such documents as it deems necessary to perfect and/or enforce any security interest or lien granted hereunder.

SECTION 3.4.  RELEASE OF LENDER AS CONDITION TO LIEN TERMINATION

     In recognition of Lender's right to have all its attorneys fees and expenses incurred in connection with this Loan Agreement secured by the Collateral, notwithstanding payment in full of the Loan and all other obligations secured by the Collateral, Lender shall not be required to release, reconvey, or terminate any security interest, trust deed, mortgage, assignment, or other lien on the Collateral unless and until Borrowers have executed and delivered to Lender general releases in form and substance satisfactory to Lender.

                     ARTICLE 4 - CONDITIONS TO LOAN DISBURSEMENTS

SECTION 4.1.  CONDITIONS TO LOAN DISBURSEMENTS

     Lender's obligation to disburse any of the Loan proceeds is expressly subject to, and shall not arise until all of the conditions set forth below have been satisfied. All of the documents referred to below must be in a form and substance acceptable to Lender.

           a. This Loan Agreement, the Promissory Note, the Security Documents, and all other documents contemplated by this Loan Agreement to be delivered to Lender prior to funding have been fully executed and delivered to Lender.

           b. All of the documents contemplated by this Loan Agreement which require filing or recording have been properly filed and recorded so that all of the liens and security interests granted to Lender in connection with the Loan will be properly created and perfected and will have a priority acceptable to Lender.

           c. All other conditions precedent provided in or contemplated by this Loan Agreement, the Security Documents, or any other agreement or document have been performed.

           d. As of the date of disbursement of all or any portion of the Loan proceeds, the following shall be true and correct: (1) all representations and warranties made by Borrowers in this Loan Agreement are true and correct as of the date of such disbursement; and (2) no Event of Default has occurred under the Loan Agreement and no conditions exist and no event has occurred, which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under this Loan Agreement.

     All conditions precedent set forth in this Loan Agreement, the Security Documents, or in any other document relating to the Loan are for the sole benefit of Lender and may be waived unilaterally by Lender.

SECTION 4.2.  NO DEFAULT, ADVERSE CHANGE, FALSE OR MISLEADING STATEMENT

     Lender's obligation to advance any funds at any time pursuant to this Loan Agreement and the Promissory Note shall, at Lender's sole discretion, terminate upon the occurrence of any Event of Default or upon the occurrence of any material adverse change in any Borrower's organization or affairs or in any matter concerning which an agreement, covenant, representation, or warranty has been made herein, or upon the determination by Lender that any of any Borrower's representations made herein or in connection with this Loan Agreement were false or materially misleading when made. Upon the exercise of such discretion, Lender shall be relieved of all further obligations under this Loan Agreement, the Promissory Note, and all other agreements, documents, obligations, and transactions contemplated by this Loan Agreement.

                    ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

SECTION 5.1.  ORGANIZATION AND QUALIFICATION

     Merit Medical represents and warrants that it is a corporation duly organized and existing in good standing under the laws of the State of Utah.

     Merit Medical represents and warrants that it is duly qualified to do business in each jurisdiction where the conduct of its business requires qualification.

     Merit Medical represents and warrants that it has the full power and authority to own its property and to conduct the business in which it engages and to enter into and perform its obligations under this Loan Agreement, the Promissory Note, any Security Documents, and all agreements, documents, obligations, and transactions contemplated by this Loan Agreement.

     Merit Medical represents and warrants that it has delivered to Lender or Lender's counsel accurate and complete copies of its Organizational Documents which are operative and in effect as of the Effective Date.

     Merit Holdings represents and warrants that it is a corporation duly organized and existing in good standing under the laws of the State of Utah.

     Merit Holdings represents and warrants that it is duly qualified to do business in each jurisdiction where the conduct of its business requires qualification.

     Merit Holdings represents and warrants that it has the full power and authority to own its property and to conduct the business in which it engages and to enter into and perform its obligations under this Loan Agreement, the Promissory Note, any Security Documents, and all agreements, documents, obligations, and transactions contemplated by this Loan Agreement.

     Merit Holdings represents and warrants that it has delivered to Lender or Lender's counsel accurate and complete copies of its Organizational Documents which are operative and in effect as of the Effective Date.

     Sentir represents and warrants that it is a corporation duly organized and existing in good standing under the laws of the State of Utah.

     Sentir represents and warrants that it is duly qualified to do business in each jurisdiction where the conduct of its business requires qualification.

     Sentir represents and warrants that it has the full power and authority to own its property and to conduct the business in which it engages and to enter into and perform its obligations under this Loan Agreement, the Promissory Note, any Security Documents, and all agreements, documents, obligations, and transactions contemplated by this Loan Agreement.

     Sentir represents and warrants that it has delivered to Lender or Lender's counsel accurate and complete copies of its Organizational Documents which are operative and in effect as of the Effective Date.

SECTION 5.2.  AUTHORIZATION

     Each Borrower represents and warrants that the execution, delivery, and performance by such Borrower of this Loan Agreement, the Promissory Note, the Security Documents and all agreements, documents, obligations, and transactions herein contemplated have been duly authorized by all necessary action on the part of such Borrower and are not inconsistent with such Borrower's Organizational Documents or any resolution of the Boards of Directors of such Borrower, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which such Borrower is a party or by which such Borrower is bound, and that upon execution and delivery hereof and thereof, this Loan Agreement, the Promissory Note and the Security Documents will constitute legal, valid, and binding agreements and obligations of such Borrower, enforceable in accordance with their respective terms.

SECTION 5.3.  NO GOVERNMENTAL APPROVAL NECESSARY

     Each Borrower represents and warrants that no consent by, approval of, giving of notice to, registration with, or taking of any other action with respect to or by any federal, state, or local governmental authority or organization is required for such Borrower's execution, delivery, or performance of this Loan Agreement, the Promissory Note, the Security Documents or any other agreements, documents, obligations, or transactions contemplated by this Loan Agreement.

SECTION 5.4.  ACCURACY OF FINANCIAL STATEMENTS

     Each Borrower represents and warrants that all of its financial statements heretofore delivered to Lender have been prepared in accordance with generally accepted accounting principles consistently applied and fully and fairly represent such Borrower's financial condition as of the date thereof, and fully and fairly represent the results of such Borrower's operations for the period or periods covered thereby. Each Borrower represents and warrants that since the date of the most recent financial statements delivered to Lender, there has been no material adverse change in its financial condition.

     Each Borrower represents and warrants that all of its pro forma financial statements heretofore delivered to Lender have been prepared consistently with such Borrower's actual financial statements and fully and fairly represent such Borrower's anticipated financial condition as of the date thereof, and fully and fairly represent the anticipated results of such Borrower's operations for the period or periods covered thereby.

SECTION 5.5.  NO PENDING OR THREATENED LITIGATION

     Each Borrower represents and warrants that except as Lender has been otherwise advised in writing, together with an analysis by such Borrower's counsel, there are no actions, suits, or proceedings pending or, to such Borrower's knowledge, threatened against or affecting such Borrower in any court or before any governmental commission, board, or authority which, if adversely determined, would have a material adverse affect on such Borrower's financial condition, conduct of its business, or ability to perform its obligations under this Loan Agreement, the Promissory Note, the Security Documents or any other agreement, document, obligation, or transaction contemplated by this Loan Agreement.

SECTION 5.6.  FULL AND ACCURATE DISCLOSURE

     Each Borrower represents and warrants that this Loan Agreement, the financial statements referred to herein, any loan application submitted to Lender, and all other statements furnished by such Borrower to Lender in connection herewith contain no untrue statement of a material fact and omit no material fact necessary to make the statements contained therein or herein not misleading. Each Borrower represents and warrants that it has not failed to disclose in writing to Lender any fact that materially and adversely affects, or is reasonably likely to materially and adversely affect, such Borrower's business, operations, properties, prospects, profits, condition (financial or otherwise), or ability to perform its obligations under this Loan Agreement, the Promissory Note, the Security Documents, or any other agreement, document, obligation, or transaction contemplated by this Loan Agreement.

SECTION 5.7.  COMPLIANCE WITH ERISA

     Each Borrower represents and warrants that such Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, and the regulations and published interpretations thereunder. Neither a Reportable Event as set forth in Section 4043 of ERISA or the regulations thereunder ("Reportable Event") nor a prohibited transaction as set forth in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, has occurred and is continuing with respect to any employee benefit or other plan established, maintained, or to which contributions have been made by such Borrower or any trade or business (whether or not incorporated) which together with such Borrower would be treated as a single employer under
Section 4001 of ERISA ("ERISA Affiliate") for its employees which is covered by Title IV of ERISA ("Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate, or appoint a trustee to administrate a Plan, nor has the PBGC instituted any such proceedings; neither such Borrower nor any ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from any Plan described in Section 4001(a)(3) of ERISA which covers employees of such Borrower or any ERISA Affiliate ("Multi-employer Plan"); and such Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of such Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA; and neither such Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

SECTION 5.8.  COMPLIANCE WITH ALL OTHER APPLICABLE LAW

     Each Borrower represents and warrants that it has complied with all applicable statutes, rules, regulations, orders, and restrictions of any domestic or foreign government, or any instrumentality or agency thereof having jurisdiction over the conduct of such Borrower's business or the ownership of its properties, which may have a material impact or affect upon the conduct of such Borrower's business or the ownership of its properties.

SECTION 5.9.  ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants that, except as Lender has been otherwise previously advised by such Borrower, no Hazardous Materials are now located on, in, or under the Real Property, nor is there any Environmental Condition on, in, or under the Real Property and neither Borrowers nor, to such Borrower's knowledge, after due inquiry and investigation, any other person has ever caused or permitted any Hazardous Materials to be placed, held, used, stored, released, generated, located or disposed of on, in or under the Real Property, or any part thereof, nor caused or allowed an Environmental Condition to exist on, in or under the Real Property. Each Borrower further represents and warrants that no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials and/or Environmental Condition is proposed, threatened, anticipated or in existence with respect to the Real Property.

SECTION 5.10. OPERATION OF BUSINESS

     Each Borrower represents and warrants that such Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and such Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

SECTION 5.11. PAYMENT OF TAXES

     Each Borrower represents and warrants that such Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies, including interest and penalties, on the Collateral and on such Borrower's property, business and income, except such as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained.

                         ARTICLE 6 - BORROWERS' COVENANTS

     Borrowers make the following agreements and covenants, which shall continue so long as this Loan Agreement is in effect and so long as any Borrower is indebted to Lender for obligations arising out of, identified in, or contemplated by this Loan Agreement.

SECTION 6.1.  USE OF PROCEEDS

     Each Borrower shall use the proceeds of the Loan solely for the purposes identified to Lender in applying for the Loan.

     No Borrower shall, directly or indirectly, use any of the proceeds of the Loan for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or to extend credit to any person or entity for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or is inconsistent with, Regulation X of said Board of Governors, or for any other purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or by any of the rules and regulations respecting the extension of credit promulgated thereunder.

SECTION 6.2.  CONTINUED COMPLIANCE WITH ERISA

     Each Borrower covenants that, with respect to all Plans (as defined in
5.7 COMPLIANCE WITH ERISA) which such Borrower currently maintains or to which such Borrower is a party or which such Borrower may hereafter adopt, such Borrower shall continue to comply with all applicable provisions of
ERISA and with all representations made in   5.7 COMPLIANCE WITH ERISA,
including, without limitation, conformance with all funding standards, prohibited transaction rules, multi-employer plan rules, and necessary reserve requirements.

SECTION 6.3.  CONTINUED COMPLIANCE WITH APPLICABLE LAW

     Each Borrower shall conduct its business in a lawful manner and in compliance with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders; shall maintain in good standing all licenses and organizational or other qualifications reasonably necessary to its business and existence; and shall not engage in any business not authorized by and not in accordance with its Organizational Documents and other governing documents.

Section 6.4.  PRIOR CONSENT FOR AMENDMENT OR CHANGE

     No Borrower shall modify, amend, waive, or otherwise alter such Borrower's corporate structure or fail to enforce its Organizational Documents, or other governing documents without Lender's prior written consent.

Section 6.5.  PAYMENT OF TAXES AND OBLIGATIONS

     Each Borrower shall pay when due all taxes, assessments, and governmental charges and levies on the Collateral and on such Borrower's property, business, and income, and all material obligations of such Borrower of whatever nature, except such as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained.

Section 6.6.  FINANCIAL STATEMENTS AND REPORTS

     Each Borrower shall provide Lender with such financial statements and reports as Lender may reasonably request, and such statements and reports shall be prepared in accordance with generally accepted accounting principles and shall fully and fairly represent such Borrower's financial condition and the results of its operations for the period or periods covered. As to all financial statements and reports which such Borrower has furnished or may in the future furnish to Lender, such Borrower acknowledges and agrees that it has a fiduciary duty to ensure that such statements and reports are accurate and complete.

     Until requested otherwise by Lender, Borrowers shall provide the following financial statements and reports to Lender:

           a. Annual audited financial statements with an unqualified opinion for each fiscal year of each Borrower from an independent accounting firm and in a form acceptable to Lender, to be delivered to Lender within one hundred twenty (120) days of the end of the fiscal year. Each Borrower shall also submit to Lender copies of any management letters or other reports submitted to such Borrower by independent certified public accountants in connection with examination of the financial statements of such Borrower made by such accountants.

           b. Quarterly 10 Q reports for each Borrower in a form acceptable to Lender, to be delivered to Lender within forty-five (45) days of the end of the fiscal quarter. The quarterly 10 Q reports shall include a certification by the chief financial officer or chief executive officer of such Borrower that they have been prepared in accordance with generally accepted accounting principles.

           c. Within thirty (30) days of the end of each month, Borrowers shall submit to Lender a Borrowing Base Certificate in a form provided by or acceptable to Lender demonstrating that the outstanding balance on the Loan is in compliance with the terms and conditions of this Loan Agreement.

           d. Within forty-five (45) days of the end of each fiscal quarter, Borrowers shall submit to Lender a compliance certificate in a form acceptable to Lender certifying and showing that Borrowers are in compliance with the financial covenants provided in Section 6.7 FINANCIAL COVENANTS and containing a listing of all new patent applications filed by any Borrower and all new patents issued to any Borrower. The compliance certificate shall be signed by the chief executive officer or chief financial officer of each Borrower.

Section 6.7.  FINANCIAL COVENANTS

     a. WORKING CAPITAL. Merit Medical will maintain at all times an excess of current assets over current liabilities of not less than twenty-five million dollars ($25,000,000.00).

     Current assets means the assets treated as current assets in accordance with generally accepted accounting principles consistent with those used in the preparation of the financial statements submitted to Lender by Merit Medical. Current liabilities means all liabilities treated as current liabilities in accordance with generally accepted accounting principles consistent with those used in the preparation of the financial statements previously submitted to Lender by Merit Medical, including, without limitation, (1) all obligations payable on demand or within one year after the date on which the determination is made, and (2) final maturities and sinking fund payments required to be made within one year after the date on which the determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of Borrowers to a date more than one year from the date of determination.

     b. DEBT TO EQUITY RATIO. Merit Medical will maintain at all times a ratio of total liabilities to tangible net worth of not greater than two to one (2:1).

     Tangible net worth means the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements previously submitted by Merit Medical to Lender excluding, however, from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

     c.    BORROWED DEBT TO EBITDA.  Merit Medical shall maintain a ratio of
(a) borrowed debt of Borrowers as of the last day of the Computation Period most recently ended to (b) EBITDA for the Computation Period most recently ended of not greater than three and five-tenths to one (3.5:1) as of the last day of each Computation Period.

Section 6.8.  RESTRICTION ON ACQUISITIONS

     Any acquisition by any Borrower in excess of one million dollars ($1,000,000.00) must be approved in writing by Lender prior to such acquisition.

Section 6.9.  NEGATIVE PLEDGE

     No Borrower will create, incur, assume, or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, hypothecation, assignment, deposit arrangement, or other preferential arrangement, charge, or encumbrance (including, without limitation, any conditional sale, other title retention agreement, or finance lease) of any nature, upon or with respect to any of its properties or assets, now owned or hereafter acquired, or sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement under which such Borrower appears as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except those contemplated by this Loan Agreement and liens for taxes and assessments not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained. Notwithstanding anything to the contrary in this Loan Agreement or any of the Security Documents, Borrowers may purchase, sell, lease back, or otherwise finance the acquisition of equipment (which does not constitute inventory) upon terms and conditions as may give rise to one or more purchase money security interest (s) in and upon such purchased, leased, or acquired equipment, or which constitute a sale/lease back arrangement. The continued existence, attachment, or perfection of such purchase money security interest shall in no way be deemed to violate any undertaking, representation, warranty, or covenant of Borrowers to Lender.

Section 6.10.  MERGERS, CONSOLIDATIONS, AND PURCHASE AND SALE OF ASSETS

     No Borrower shall wind up, liquidate, or dissolve itself, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person or entity, or acquire all or substantially all of the assets or the business of any person or entity.

Section 6.11.  DIVIDENDS AND LOANS

     Merit Medical shall not (a) declare or pay any dividends, (b) purchase, redeem, retire or otherwise acquire for value any of their capital stock now or hereafter outstanding, (c) make any distribution of assets to its stockholders, investors, or equity holders, whether in cash, assets, or in obligations of Merit Medical, (d) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of their capital stock or equity interests, or (e) make any other distribution by reduction of capital or otherwise in respect of any shares of their capital stock or equity interests, without, in each case, the prior written consent of Lender, which consent shall not be unreasonably withheld..

     No Borrower shall make any loans or pay any advances of any nature whatsoever to any person or entity, except advances in the ordinary course of business to employees, vendors, suppliers, and contractors.

Section 6.12. INVENTORY, ACCOUNTS RECEIVABLE, AND PATENTS.

     Each Borrower shall furnish to Lender:

           a. A monthly accounts receivable aging report within thirty (30) days of the end of each month, in a form acceptable to Lender.

           b. A quarterly accounts payable aging report within thirty (30) days of the end of each quarter, in a form acceptable to Lender.

           c. A monthly inventory report within thirty (30) days of the end of each month, in a form acceptable to Lender.

           d. At least semi-annually and at other reasonable times as requested by Lender, a list of the names, addresses and phone numbers of all account debtors on such Borrower's accounts, in a form acceptable to Lender.

           e. A quarterly report showing all patent applications filed by such Borrower during the quarter most recently ended and all new patents issued to such Borrower during the quarter most recently ended, to be delivered to Lender within forty-five (45) days of the end of each quarter.

     Each Borrower hereby authorizes Lender to verify such Borrower's accounts through written or verbal verification methods at the discretion of Lender.

Section 6.13.  INSURANCE

     Each Borrower shall maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

Section 6.14. INSPECTION

     Each Borrower shall at any reasonable time and from time to time, permit Lender or any representative of Lender to examine and make copies of and abstracts from the records and books of account of, and visit and inspect the properties and assets of, such Borrower, and to discuss the affairs, finances, and accounts of such Borrower with any of such Borrower's officers and directors and with such Borrower's independent accountants.

Section 6.15. OPERATION OF BUSINESS

     Each Borrower shall maintain all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and such Borrower shall not violate any valid rights of others with respect to any of the foregoing. Each Borrower shall continue to engage in a business of the same general type as now conducted.

Section 6.16. MAINTENANCE OF RECORDS AND PROPERTIES

     Each Borrower shall keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of such Borrower. Each Borrower shall maintain, keep and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 6.17. NOTICE OF CLAIMS

     Each Borrower shall promptly notify Lender in writing of all actions, suits or proceedings filed or threatened against or affecting such Borrower in any court or before any governmental commission, board, or authority which, if adversely determined, would have a material adverse effect on such Borrower's financial condition, conduct of business, or ability to perform its obligations under this Loan Agreement, the Promissory Note, the Security Documents or any other agreement, document, obligation, or transaction contemplated by this Loan Agreement.

Section 6.18. ENVIRONMENTAL COVENANTS

     Each Borrower covenants that it will:

           a. Not permit the presence, use, disposal, storage or release of any Hazardous Materials on, in, or under the Real Property, except in the ordinary course of such Borrower's business under conditions that are generally recognized to be appropriate and safe and that are in strict compliance with all applicable Environmental Health and Safety Laws.

           b. Not permit any substance, activity or Environmental Condition on, in, under or affecting the Real Property which is in violation of any Environmental Health and Safety Laws.

           c. Comply with the provisions of all Environmental Health and Safety Laws.

           d. Notify Lender immediately of any discharge of Hazardous Materials, Environmental Condition, or environmental complaint or notice received from any governmental agency or any other party.

           e. Upon any discharge of Hazardous Materials or upon the occurrence of any Environmental Condition, immediately contain and remove the same in strict compliance with all Environmental Health and Safety Laws, promptly pay any fine or penalty assessed in connection therewith, and immediately notify Lender of such events.

           f. Permit Lender to inspect the Real Property for Hazardous Materials and Environmental Conditions, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto.

           g. From time to time upon Lender's request, and at such Borrower's expense, provide a report (including all validated and unvalidated data generated for such reports) of a qualified independent environmental engineer acceptable to Lender, satisfactory to Lender in scope, form, and content, and provide to Lender such other and further assurances reasonably satisfactory to Lender, that such Borrower is in compliance with these covenants concerning Hazardous Materials and Environmental Conditions, and that any past violation thereof has been corrected in compliance with all applicable Environmental Health and Safety Laws.

           h. Immediately advise Lender of any additional, supplemental, new, or other information concerning any Hazardous Materials or Environmental Conditions relating to the Real Property.

                                 ARTICLE  7- DEFAULT

Section 7.1.  EVENTS OF DEFAULT

     Time is of the essence of this Loan Agreement. The occurrence of any of the following events shall constitute a default under the Promissory Note and this Loan Agreement and shall be termed an "Event of Default":

           a. Any Borrower shall fail to pay when due, any principal of, or interest on, the Promissory Note or any fee, expense or other payment required under this Loan Agreement, the Promissory Note, the Security Documents, or any agreement, document, obligation, or transaction contemplated by this Loan Agreement, and any such payment remains unpaid for a period of ten (10) Banking Business Days thereafter.

           b. Any Borrower shall fail in the performance of any obligation, covenant, agreement, or liability created by this Loan Agreement, the Promissory Note, the Security Documents, or any agreement, document, obligation, or transaction contemplated by this Loan Agreement, and such failure remains uncured for a period of ten (10) days after Lender gives Borrowers written notice of such failure.

           c. Any representation, warranty, or financial statement made by or on behalf of any Borrower in this Loan Agreement, the Security Documents, or any document contemplated by this Loan Agreement is materially false or materially misleading when made or furnished.

           d. Any material indebtedness of any Borrower to Lender or others under any note, indenture, agreement, or undertaking is accelerated.

           e. Default or an event which, with the passage of time or the giving of notice or both would constitute a default, occurs on any material indebtedness of any Borrower under any note, indenture, agreement, or undertaking.

           f.  Any Borrower becomes dissolved or terminated.

           g. A receiver, trustee, or custodian is appointed for any part of any Borrower's property, or any part of such Borrower's property is assigned for the benefit of creditors.

           h. Any proceeding is commenced or petition filed under any bankruptcy or insolvency law by or against any Borrower.

           i. Any judgment or regulatory fine is entered against any Borrower which may materially affect such Borrower.

           j. Any Borrower becomes insolvent or fails to pay its debts as they mature.

           k. Default occurs or any Borrower fails to comply with any term in any of the Security Documents.

           l. Any material adverse change occurs in any Borrower's condition, or any event occurs which may cause a material adverse change in such Borrower's condition.

Section 7.2.  NO WAIVER OF EVENT OF DEFAULT

     No course of dealing or delay or failure to assert any Event of Default shall constitute a waiver of that Event of Default or of any prior or subsequent Event of Default.

                               ARTICLE  8- REMEDIES

Section 8.1.  REMEDIES UPON EVENT OF DEFAULT

     Upon the occurrence of an Event of Default, and at any time thereafter, all or any portion of the obligations due or to become due from Borrowers to Lender, whether arising under this Loan Agreement, the Promissory Note, the Security Documents or otherwise, at the option of Lender and without notice to Borrowers of the exercise of such option, shall accelerate and become at once due and payable in full, and Lender shall have all rights and remedies created by or arising from this Loan Agreement, the Promissory Note, the Security Documents, all other documents contemplated by this Loan Agreement, and all other rights and remedies existing at law, in equity, or by statute.

     Additionally, Lender shall have the right, immediately and without prior notice or demand, to set off against any Borrower's obligations to Lender, whether or not due, all money and other amounts owed by Lender in any capacity to any Borrower, including, without limitation, checking accounts, savings accounts, and other depository accounts, and Lender shall be deemed to have exercised such right of setoff and to have made a charge against any such money or amounts immediately upon occurrence of an Event of Default, even though such charge is entered on Lender's books subsequent thereto.

Section 8.2.  RIGHTS AND REMEDIES CUMULATIVE

     The rights and remedies herein conferred are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Lender may have, whether specifically granted herein, or hereafter existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient.

Section 8.3.  NO WAIVER OF RIGHTS

     No delay or omission in the exercise or pursuance by Lender of any right, power, or remedy shall impair any such right, power, or remedy or shall be construed to be a waiver thereof.

                          ARTICLE  9- GENERAL PROVISIONS

Section 9.1.  GOVERNING AGREEMENT

     In the event of conflict or inconsistency between this Loan Agreement and the Security Documents or other agreements, documents, obligations, or transactions contemplated by this Agreement (excluding the Promissory Note), the terms, provisions and intent of this Loan Agreement shall govern.

Section 9.2.  BORROWERS' OBLIGATIONS CUMULATIVE

     Every obligation, covenant, condition, provision, warranty, agreement, liability, and undertaking of any Borrower contained in this Loan Agreement, the Promissory Note, the Security Documents, and all agreements, documents, obligations, and transactions contemplated by this Loan Agreement shall be deemed cumulative and not in derogation or substitution of any of the other obligations, covenants, conditions, provisions, warranties, agreements, liabilities, or undertakings of such Borrower contained herein or therein.

Section 9.3.  PAYMENT OF EXPENSES AND ATTORNEY'S FEES

     Borrowers shall pay all reasonable expenses of Lender relating to the negotiation, drafting of documents, and documentation of the Loan, including, without limitation, title insurance, recording fees, filing fees, and reasonable attorneys fees and legal expenses.

     Upon occurrence of an Event of Default, Borrowers agree to pay all costs, and expenses, including reasonable attorney fees and legal expenses, incurred by Lender in enforcing, or exercising any remedies under, this Loan Agreement, the Promissory Note, or the Security Documents, or any other rights and remedies.

     Borrowers agree to pay all expenses, including reasonable attorney fees and legal expenses, incurred by Lender in any bankruptcy proceedings of any type involving any Borrower, this Loan Agreement, the Security Documents, or the Collateral, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral or relating to any plan of reorganization.

Section 9.4.  RIGHT TO PERFORM FOR BORROWERS

     Lender may, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral or any other property or asset of any Borrower, to pay any filing, recording, or other charges payable by any Borrower, or to perform any other obligation of any Borrower under this Loan Agreement or under the Security Documents.

Section 9.5.  ASSIGNABILITY

     No Borrower may assign or transfer this Loan Agreement, the Promissory Note, the Security Documents or any agreement, document, obligation, or transaction contemplated by this Loan Agreement, and any such purported assignment or transfer is void.

     Lender may assign or transfer this Loan Agreement, the Promissory Note, the Security Documents, and any agreement, document, obligation, or transaction contemplated by this Loan Agreement.

Section 9.6.  THIRD PARTY BENEFICIARIES

     The Loan, this Loan Agreement, the Promissory Note, the Security Documents, and all other agreements, documents, obligations, and transactions contemplated by this Loan Agreement are made for the sole and exclusive benefit of Borrowers and Lender and are not intended to benefit any other third party. No third party may claim any right or benefit or seek to enforce any term or provision of this Loan Agreement, the Loan, the Promissory Note, the Security Documents, or any other agreement, document, obligation, or transaction contemplated by this Loan Agreement.

Section 9.7.  GOVERNING LAW

     This Loan Agreement, the Promissory Note, the Security Documents, and all agreements, documents, obligations, and transactions contemplated by this Loan Agreement shall be governed by and construed in accordance with the laws of the State of Utah, except to the extent that any such document expressly provides otherwise.

Section 9.8.  SEVERABILITY OF INVALID PROVISIONS

     With respect to this Loan Agreement, the Promissory Note, the Security Documents, and all agreements, documents, obligations, and transactions contemplated by this Loan Agreement, any provision hereof or thereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.9.  INTERPRETATION OF LOAN AGREEMENT

     The article and section headings in this Loan Agreement are inserted for convenience only and shall not be considered part of the Loan Agreement nor be used in its interpretation.

     All references in this Loan Agreement to the singular shall be deemed to include the plural when the context so requires, and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

Section 9.10. SURVIVAL AND BINDING EFFECT OF REPRESENTATIONS, WARRANTIES, AND COVENANTS

     All agreements, representations, warranties, and covenants made herein by Borrowers shall survive the execution and delivery of this Loan Agreement and shall continue in effect so long as any obligation to Lender contemplated by this Loan Agreement is outstanding and unpaid, notwithstanding any termination of this Loan Agreement. All agreements, representations, warranties, and covenants made herein by Borrowers shall survive any bankruptcy proceedings involving any Borrower. All agreements, representations, warranties, and covenants in this Loan Agreement shall bind the party making the same, and its successors and, in Lender's case, assigns, and all rights and remedies in this Loan Agreement shall inure to the benefit of and be enforceable by each party for whom made, and their respective successors and, in Lender's case, assigns.

Section 9.11. INDEMNIFICATION

     Borrowers shall indemnify Lender for any and all claims and liabilities, and for damages which may be awarded or incurred by Lender, and for all reasonable attorney fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance by Lender of this Loan Agreement, the Promissory Note, the Security Documents, or any of the agreements, documents, obligations, or transactions contemplated by this Loan Agreement, but excluding any such claims based upon breach or default by Lender or gross negligence or willful misconduct of Lender.

     Lender shall have the sole and complete control of the defense of any such claims. Lender is hereby authorized to settle or otherwise compromise any such claims as Lender in good faith determines shall be in its best interests.

Section 9.12. ENVIRONMENTAL INDEMNIFICATION

     Borrowers shall indemnify Lender for any and all claims and liabilities, and for damages which may be awarded or incurred by Lender, and for all reasonable attorney fees, legal expenses, and other out-of-pocket expenses arising from or related in any manner, directly or indirectly, to (1) Hazardous Materials located on, in, or under the Real Property; (2) any Environmental Condition on, in, or under the Real Property; (3) violation of or non-compliance with any Environmental Health and Safety Law; (4) any breach or violation of Section 5.9 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES and/or Section 6.18 ENVIRONMENTAL COVENANTS; and/or (5) any activity or omission, whether occurring on or off the Real Property, whether prior to or during the term of the loans secured hereby, and whether by Borrowers or any other person or entity, relating to Hazardous Materials or an Environmental Condition. The indemnification obligations of Borrowers under this Section shall survive any reconveyance, release, or foreclosure of the Real Property, any transfer in lieu of foreclosure, and satisfaction of the obligations secured hereby.

     Lender shall have the sole and complete control of the defense of any such claims. Lender is hereby authorized to settle or otherwise compromise any such claims as Lender in good faith determines shall be in its best interests.

Section 9.13. INTEREST ON EXPENSES AND INDEMNIFICATION, COLLATERAL, ORDER OF APPLICATION

     All expenses, out-of-pocket costs, attorneys fees and legal expenses, amounts advanced in performance of obligations of Borrowers, and indemnification amounts owing by Borrowers to Lender under or pursuant to this Agreement, the Promissory Note, and/or any Security Documents shall be due and payable upon demand. If not paid upon demand, all such expenses, out-of-pocket costs, attorneys fees and legal expenses, and indemnification amounts shall bear interest at the default rate provided in the Promissory Note from the date of disbursement until paid to Lender, both before and after judgment. All such amounts advanced in performance of obligations of Borrowers shall bear interest at the default rate provided in the Promissory Note from the date of disbursement until paid to Lender, both before and after judgment. Lender is authorized to disburse funds under the Promissory Note for payment of all such obligations.

     Payment of all such obligations shall be secured by the Collateral and by any Security Documents.

     All payments, recoveries, and advances on the Promissory Note shall be applied to payment of the foregoing obligations, the Promissory Note, and all other amounts owing to Lender by Borrowers in such order and priority as determined by Lender. Payments on the Promissory Note shall be applied first to accrued interest and the remainder, if any, to principal.

Section 9.14. LIMITATION OF CONSEQUENTIAL DAMAGES

     Lender and its officers, directors, employees, representatives, agents, and attorneys, shall not be liable to any Borrower for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with the negotiation, documentation, administration or collection of the Loan.

Section 9.15. WAIVER AND RELEASE OF CLAIMS

     Each Borrower (i) represents that it has no defenses to or setoffs against any indebtedness or other obligations owing to Lender or its affiliates (the "Obligations"), nor claims against Lender or its affiliates for any matter whatsoever, related or unrelated to the Obligations, and (ii) releases Lender and its affiliates from all claims, causes of action, and costs, in law or equity, existing as of the date of this Loan Agreement, which such Borrower has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including the subject matter of this Loan Agreement. This provision shall not apply to claims for performance of express contractual obligations owing to any Borrower by Lender or its affiliates.

Section 9.16. REVIVAL CLAUSE

     If the incurring of any debt by any Borrower or the payment of any money or transfer of property to Lender by or on behalf of such Borrower should for any reason subsequently be determined to be "voidable" or "avoidable" in whole or in part within the meaning of any state or federal law (collectively "voidable transfers"), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Lender is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Lender's counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of such Borrower shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

Section 9.17. ARBITRATION

ARBITRATION DISCLOSURES:

     1.    ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND   SUBJECT TO
     ONLY VERY LIMITED REVIEW BY A COURT.

     2. IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

     3.    DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.

     4.    ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL       FINDINGS OR
     LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

     5. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

     6. IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

     (a) Any claim or controversy ("Dispute") between or among the parties and their assigns, including but not limited to Disputes arising out of or relating to the Loan, the Collateral, this Loan Agreement, the Promissory Note, the Security Documents, the Guarantee, this Section 9.17

ARBITRATION, this arbitration provision ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Documents"), and including but not limited to a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association ("the Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of any of the aforesaid documents or Related Documents. The provisions of this arbitration clause shall supersede any prior arbitration agreement between or among the parties. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect.

     (b) The arbitration proceedings shall be conducted in Salt Lake City, Utah, at a place to be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within one-hundred-fifty (150) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of any of the aforesaid documents, this arbitration clause or Related Documents, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis.
The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another party that is substantially related to the Dispute where that other party is bound by an arbitration clause with the Lender, such as borrowers, guarantors, sureties, and owners of collateral; (2) consolidate in a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute; and (3) administer multiple arbitration claims or controversies as class actions in accordance with the provisions of Rule 23 of the Federal Rules of Civil Procedure.

     (c) The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)'
fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies including but not limited to an award of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

     (d)   Judgment upon an arbitration award may be entered in any court
having jurisdiction, subject to the following limitation:   the arbitration
award is binding upon the parties only if the amount does not exceed four million dollars ($4,000,000.00); if the award exceeds that limit, either party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

     (e) No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or during initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator; however, if any party initiates litigation and another party disputes any allegation in that litigation, the disputing party--upon the request of the initiating party--must file a demand for arbitration with the Administrator and pay the Administrator's filing fee. The parties may serve by mail a notice of an initial motion for an order of arbitration.

     (f) Notwithstanding the applicability of any other law to any of the aforesaid documents, the arbitration clause, or Related Documents between or among the parties, the Federal Arbitration Act, 9 U.S.C. Section 1 ET SEQ., shall apply to the construction and interpretation of this arbitration clause.

Section 9.18. NOTICES

     All notices or demands by any party to this Loan Agreement shall, except as otherwise provided herein, be in writing and may be sent by certified mail, return receipt requested. Notices so mailed shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to the applicable Borrower or Lender at the mailing addresses stated herein or to such other addresses as such Borrower or Lender may from time to time specify in writing. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

     Mailing addresses:

     Lender:

           Zions First National Bank
           Commercial Loan Department
           P.O. Box 25822
           One South Main Street
           Salt Lake City, Utah  84125
           Attention: Greg O. Nordfelt

     With a copy to:

           Callister Nebeker & McCullough
           Gateway Tower East Suite 900
           10 East South Temple
           Salt Lake City, Utah 84133
           Attention: Glen F. Strong, Esq.

     Borrowers:

           Merit Medical Systems, Inc.
           1600 West Merit Parkway
           South Jordan, Utah 84095
           Attention: Kent Stanger

           Merit Holdings, Inc.
           1600 West Merit Parkway
           South Jordan, Utah 84095
           Attention: Kent Stanger

           Sentir Semiconductor, Inc.
           1600 West Merit Parkway
           South Jordan, Utah 84095
           Attention: Kent Stanger

Section 9.19. DUPLICATE ORIGINALS

     Two or more duplicate originals of this Loan Agreement and the Security Documents may be signed by the parties, each duplicate of which shall be an original but all of which together shall constitute one and the same instrument.

Section 9.20. AMENDMENT AND RESTATEMENT

     Upon the effectiveness of this Loan Agreement (i) the outstanding "Loan" made under the Original Loan Agreement shall be deemed to have been made as the Loan under this Loan Agreement and such Loan shall be deemed to be evidenced by the Promissory Note, (ii) the Original Loan Agreement shall be deemed to be restated in the form of this Loan Agreement (except such provisions thereof which by their terms survive any termination thereof), and
(iii) Lender shall return to Borrower the "Promissory Note" under the Original Loan Agreement marked to show that such note has been superseded.

Section 9.21. INTEGRATED AGREEMENT AND SUBSEQUENT AMENDMENT

     This Loan Agreement, the Promissory Note, the Security Documents, and the other agreements, documents, obligations, and transactions contemplated by this Loan Agreement constitute the entire agreement between Lender and Borrowers, and may not be altered or amended except by written agreement signed by Lender and Borrowers. PURSUANT TO UTAH CODE SECTION 25-5-4, BORROWERS ARE NOTIFIED THAT THESE AGREEMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN LENDER AND BORROWERS AND THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

     All prior and contemporaneous agreements, arrangements and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

     Effective Date: August 11, 1999.

                                       Lender:

                                       Zions First National Bank


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                       Borrowers:

                                       Merit Medical Systems, Inc.


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                       Merit Holdings, Inc.


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------


                                       Sentir Semiconductor, Inc.


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                      EXHIBIT A

                                   PROMISSORY NOTE